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                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                 NexMed, Inc.
                       Computation of Per Share Earnings
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
                                                                      Weighted
                                                                       Average
                                                           Days         Shares
1996                                           Shares   Outstanding  Outstanding
                                              --------- -----------  -----------
Opening balance -- January 1, 1996            2,486,348     365        2,486,348

Shares issued with notes payable                 12,500     330           11,296

Shares issued for services                    1,600,000     319        1,397,333

Shares issued for cash                          575,000     242          381,896

Shares issued for patents and other
 technology                                      75,000      69           14,125

Shares issued for cash                          322,500      41           36,550
                                                                    ------------
Weighted average shares outstanding used
 for basic and diluted loss per share                                  4,327,548

Net loss for the period                                             $ (3,118,393)
                                                                    ------------

Basic and diluted loss per share                                    $      (0.72)
                                                                    ============
1997

Opening balance -- January 1, 1997            5,071,348     365        5,071,348

Shares issued with notes payable                  7,500     365            7,500

Shares issued for cash                        1,062,500     335          975,172

Shares used upon conversion of notes payable     13,750     239            9,003

Shares issued upon exercise of stock options      5,000     323            4,425

Shares issued upon exercise of stock options     20,000     183           10,027
                                                                    ------------
Weighted average shares outstanding used
 for basic and diluted loss per share                                  6,077,475

Net loss for the period                                             $ (3,857,466)
                                                                    ------------

Basic and diluted loss per share                                    $      (0.63)
                                                                    ============
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